Exhibit 1


                           BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Nine months ended
                                                                                        September 30, 2002
                                                                                    ($ million, except ratios)
                                                                                            (Unaudited)

Profit before taxation                                                                          9,482

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                                                  (176)

Captalized interest                                                                               (67)

                                                                                              -------
Profit as adjusted                                                                              9,239
                                                                                              -------

Fixed charges:

    Interest net of interest expense of joint ventures and associated
    undertakings and unwinding of discount for provisions                                         711
    Rental expense representative of interest                                                     336
    Capitalized interest                                                                           67
                                                                                              -------
                                                                                                1,114
                                                                                              -------

Total adjusted earnings available for payment of fixed charges                                 10,353
                                                                                              =======

Ratio of earnings to fixed charges                                                                9.3
                                                                                              =======

Total adjusted earnings available for payment of fixed charges, after taking
account of adjustments to profit before taxation to accord with US GAAP (a)                    11,549
                                                                                              =======

Ratio of earnings to fixed charges with adjustments to accord with US GAAP                       10.4
                                                                                              =======


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(a) See Note 15 of Notes to Consolidated Financial Statements.